CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 46 to the Registration Statement
(Form N-1A, No. 811-07870) of Pioneer Real Estate Shares, and to the incorporation by reference of our report, dated February 27, 2019, on Pioneer Real Estate Shares included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
April 24, 2019